Exhibit (a)(1)(iv)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about what action to take, we recommend that you immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

This document should be read in conjunction with the Offer to Purchase dated June 16, 2017 (“Offer to Purchase” and, together with this Letter of Transmittal and any amendments or supplements hereto and thereto, collectively constitute the “Offer”). The definitions used in the Offer to Purchase apply in this Letter of Transmittal. All terms and conditions contained in the Offer to Purchase applicable to ADSs are deemed to be incorporated in and form part of this Letter of Transmittal.

LETTER OF TRANSMITTAL
To transmit American Depositary Shares (“ADSs”)
evidenced by American Depositary Receipts (“ADRs”),
each ADS representing one Class B ordinary share (“Class B Share”)
of
QIWI PLC
at
$28.00 per Class B Share or ADS (CUSIP: 74735M108)
to
OTKRITIE HOLDING JSC
and
OTKRITIE INVESTMENTS CYPRUS LIMITED

THIS OFFER CAN BE ACCEPTED BY HOLDERS OF ADSs TENDERING THROUGH
COMPUTERSHARE TRUST COMPANY, N.A., AS RECEIVING AGENT, BY MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, JULY 14, 2017 (THE “EXPIRATION TIME”) (I.E., THE LAST
MOMENT OF THE DAY OF JULY 14, 2017), UNLESS THE OFFER IS EXTENDED.

The Offer is subject to certain Conditions described in “The Offer—Section 14—Conditions to the Offer” in the Offer to Purchase. There will be no guaranteed delivery process available to tender ADSs.

THE RECEIVING AGENT FOR THE OFFER:

COMPUTERSHARE TRUST COMPANY, N.A.

For Overnight Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021	For Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Delivery of this Letter of Transmittal to Qiwi plc (“QIWI”) or to The Depository Trust Company (“DTC”), the book-entry transfer facility for ADSs of QIWI, will not constitute valid delivery to the Receiving Agent. The instructions accompanying this Letter of Transmittal should be read carefully before the Letter of Transmittal is completed. You must sign this Letter of Transmittal in the appropriate space provided and complete IRS Form W-9 (attached hereto), W-8BEN or other applicable form, as appropriate, or be subject to U.S. backup withholding. See Instruction 13 of this Letter of Transmittal.

THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TRANSMITTING ADSs. DO NOT USE THIS LETTER OF TRANSMITTAL FOR TENDERING CLASS B SHARES HELD DIRECTLY.

The method of delivery of ADSs, the Letter of Transmittal and all other required documents is at the election and sole risk of the tendering ADS holder, and delivery will be deemed made only when actually received by the Receiving Agent. If delivery is by mail, we recommend that you use registered mail with return receipt requested, properly insured, in time to be received on or prior to the Expiration Time.

In order for a holder of ADSs to validly tender ADSs pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a copy thereof), together with any required signature guarantees, or an Agent’s Message (as defined in Instruction 2 herein) in connection with a book-entry delivery of ADSs, and any other required documents, must be received by the Receiving Agent at one of its addresses set forth here above, and ADRs evidencing such ADSs must be received by the Receiving Agent at one of such addresses set forth here above or pursuant to the procedures for book-entry transfer set forth below (and a confirmation of receipt of such transfer received by the Receiving Agent) prior to the Expiration Time, as may be extended by the Offerors (as defined in the Offer to Purchase).

A duly completed Letter of Transmittal accompanied by ADRs evidencing ADSs, or an Agent’s Message (as defined in Instruction 2 herein) accompanied by confirmation of a book-entry transfer of ADSs through DTC, and other required documents delivered to the Receiving Agent by a holder of ADSs will be deemed (without any further action by the Receiving Agent) to constitute acceptance by such holder of the Offer, upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal. The Offerors’ acceptance for payment of ADSs tendered by an ADS holder pursuant to the Offer will constitute a binding agreement between such ADS holder and the Offerors upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of or the conditions of any such extension or amendment). ADSs held through the Book-Entry Transfer Facility (as hereinafter defined) must be tendered by means of delivery of the Letter of Transmittal by Agent’s Message (as defined in Instruction 2 herein) and of the ADSs pursuant to the procedures for book-entry transfer to an account opened and maintained for such purpose by the Receiving Agent within DTC (the “Book-Entry Transfer Facility”).

As an alternative to tendering the ADSs through the Receiving Agent, an ADS holder may also surrender its ADSs to the ADS depositary, withdraw the rights to Class B Shares underlying the ADSs from the ADS program and participate directly in the Offer as a holder of Class B Shares as described in “The Offer—Section 3—Procedures for Tendering Securities” in the Offer to Purchase. ADS holders electing to participate directly in the Offers as holders of Class B Shares should allow sufficient time to take all necessary steps and make all required arrangements described in “The Offer—Section 3—Procedures for Tendering Securities” in the Offer to Purchase.

There will be no guaranteed delivery process available to tender ADSs.

In the event of an inconsistency between the terms and procedures set forth in this Letter of Transmittal and the Offer to Purchase, the terms and procedures set forth in the Offer to Purchase shall govern. If you have any questions as to how to complete this Letter of Transmittal, please contact Innisfree M&A Incorporated, the Information Agent for the Offer, at (888) 750-5834 (Toll-Free), and banks and brokers at (212) 750-5833.

BOX 1: DESCRIPTION OF ADSs TO BE TENDERED
Name(s) and address(es) of registered holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on ADRs)	ADR Serial Number(s)	ADSs to be tendered (attach additional list if necessary)(1)
		Total Number of ADSs Evidenced by ADRs	Number of ADSs To Be Tendered

Total ADSs
(1)
Unless otherwise indicated, it will be assumed that all ADSs delivered to the Receiving Agent are being tendered. See Instruction 5. You must complete Box 4 in accordance with the instructions set out therein and, if appropriate, Boxes 2 and 3.

☐	CHECK HERE IF ANY ADRs EVIDENCING ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN (SEE INSTRUCTION 12). IF ANY ADRs HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN, PLEASE FILL OUT THE REMAINDER OF THIS LETTER OF TRANSMITTAL AND INDICATE HERE THE NUMBER OF ADSs REPRESENTED BY THE LOST, DESTROYED, MUTILATED OR STOLEN ADRs.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: Computershare Trust Company, N.A., as Receiving Agent:

The undersigned hereby instructs the Receiving Agent to tender the above-described ADSs in the Offer, upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal. The undersigned hereby acknowledges that delivery of this Letter of Transmittal, the ADRs and any other required documents delivered to the Receiving Agent in connection herewith will be deemed (without any further action by the Receiving Agent) to constitute acceptance of the Offer by the undersigned with respect to Class B Shares the rights to which are represented by the above-described ADSs, subject to withdrawal rights described in “The Offer—Section 4—Withdrawal Rights” in the Offer to Purchase and the terms and conditions set forth in this Letter of Transmittal. See Instruction 14 of this Letter of Transmittal.

The undersigned hereby delivers to the Receiving Agent the ADRs evidencing the above-described ADSs for tender of such ADSs, in accordance with the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal.

Upon the terms and conditions set forth in the Offer to Purchase (including, if the Offer is extended or amended, the terms and conditions of any such extensions or amendments) and to the extent permitted under applicable law, subject to and effective upon the acceptance for purchase of the ADSs validly tendered herewith in accordance with the terms and conditions set forth in the Offer to Purchase, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Offerors all right, title and interest in and to all the ADSs being tendered hereby. In addition, the undersigned irrevocably constitutes and appoints the Receiving Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the ADSs and to Class B Shares the rights to which are represented by such ADSs, with full power of substitution (such power of attorney being deemed an irrevocable power coupled with an interest), all in accordance with the terms set forth in the Offer to Purchase.

The undersigned hereby represents and warrants that (i) the undersigned has the full power and authority to tender, sell, assign and transfer any and all ADSs tendered, as specified in this Letter of Transmittal, and (ii) when the ADSs are accepted for payment by the Offerors, Purchaser (as defined in the Offer to Purchase) will acquire good, valid and unencumbered title thereto, free and clear of any liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Receiving Agent or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered hereby.

The undersigned understands that the Offerors’ acceptance for payment of ADSs tendered by the undersigned pursuant to the Offer will constitute a binding agreement between the undersigned and the Offerors upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of or the conditions of any such extension or amendment).

The undersigned agrees to ratify each and every act or action that may be done or effected by any director of, or other person nominated by, the Offerors or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder. The undersigned undertakes, represents and warrants that if any provision of this Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford the Offerors or the Receiving Agent or their respective agents the benefit of the authority expressed to be given in this Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and actions and execute all such documents as may be required to enable the Offerors or the Receiving Agent to secure the full benefits of this Letter of Transmittal.

All authority herein conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender is irrevocable, subject to the withdrawal rights described in “The Offer—Section 4—Withdrawal Rights” in the Offer to Purchase.

Unless otherwise indicated herein in Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions,” the undersigned hereby instructs the Receiving Agent to:

(i) make the transfer of the Offer Price (as defined in the Offer to Purchase) for the ADSs (representing Class B Shares) purchased in the Offer, without interest thereon, net of (a) any applicable brokerage fees or commissions and (b) applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent rights to Class B Shares not tendered or purchased in the Offer, in the name(s) of the registered holder(s) appearing herein in Box 1: “Description of ADSs To Be Tendered.”

In the event that Box 2: “Special Issuance Instructions” is completed, the undersigned hereby instructs the Receiving Agent to:

(i) make the transfer of the Offer Price for the ADSs (representing Class B Shares) purchased in the Offer, without interest thereon, net of (a) any applicable brokerage fees or commissions and (b) applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent rights to Class B Shares not tendered or purchased in the Offer, in each case, in the name(s) of the person or persons so indicated.

In the event that Box 3: “Special Delivery Instructions” is completed, the undersigned hereby instructs the Receiving Agent to:

(i) make the transfer of the Offer Price, without interest thereon, net of (a) any applicable brokerage fees or commissions and (b) applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer, and/or

(ii) return, or cause to be returned, any ADRs evidencing any ADSs which represent rights to Class B Shares not tendered or purchased in the Offer (and accompanying documents, as appropriate), in each case, to the address(es) of the person or persons so indicated.

In the case of a book-entry delivery of ADSs, the undersigned hereby instructs the Receiving Agent to credit the undersigned’s account maintained at DTC with (i) the Offer Price for ADSs (representing Class B Shares) purchased in the Offer, in each case without interest thereon, net of (a) any applicable brokerage fees or commissions and (b) applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer and (ii) ADSs representing any Class B Shares not tendered or purchased in the Offer. The undersigned recognizes that the Receiving Agent will not transfer any ADSs from the name of the registered holder thereof if the Offerors do not purchase any of ADSs (representing Class B Shares) so tendered.

The terms and conditions contained in the Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this Letter of Transmittal, which shall be read and construed accordingly. This Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the Offer to Purchase shall not be made, until the ADSs representing Class B Shares being tendered and all other required documentation have been received by the Receiving Agent as provided in the Offer to Purchase and this Letter of Transmittal.

BOX 2: SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 6, 7 and 8)
To be completed ONLY if ADRs evidencing ADSs representing Class B Shares not tendered or not purchased in the Offer and/or the transfer of the Offer Price of the ADSs (representing Class B Shares) purchased in the Offer, without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer, are to be issued in the name of and made to someone other than the undersigned or if ADSs representing Class B Shares tendered by book-entry transfer that are not purchased in the Offer are to be returned by credit to an account maintained at DTC other than that designated above.

☐ Issue ADR and/or
☐ make transfer to:

Name:
(Please print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.) (Please also complete IRS Form W-9, Form W-8BEN, or other applicable form, as appropriate)

☐ Credit ADSs representing Class B Shares tendered by book-entry transfer that are not purchased in the Offer to the account set forth below:

(DTC Account Number)

BOX 3: SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 6, 7 and 8)
To be completed ONLY if ADRs evidencing ADSs representing Class B Shares not tendered or not purchased in the Offer and/or the transfer of the Offer Price of the ADSs (representing Class B Shares) purchased in the Offer, without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer, are to be sent to and/or made to someone other than the undersigned or to the undersigned at an address other than that shown above.

☐ Issue ADR and/or
☐ make transfer to:

Name:
(Please print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.) (Please also complete IRS Form W-9, Form W-8BEN, or other applicable form, as appropriate)

BOX 4: SIGN HERE (Please also complete IRS Form W-9, Form W-8BEN, or other applicable form, as appropriate)

(Signature(s) of All Holder(s))

Dated: , 2017

(Must be signed by registered holder(s) exactly as name(s) of registered holder(s) appear(s) on the ADRs or the ADS Depositary’s register. If signed by person(s) to which the ADSs represented hereby have been assigned or transferred as evidenced by endorsement or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 6.)

Name(s):
(Please Print)
Name of Entity:

Capacity (full title):

Address:
(Include Zip Code)
Telephone Number (including country and area codes):
Taxpayer Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S) (If required, see Instructions 1, 2, 6 and 14)

Authorized Signature

Name (Please Print)

Name of Financial Institution

Address

Zip Code

Telephone Number (including Country and Area Codes)

Dated:                , 2017

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (which includes most commercial banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the ADSs representing Class B Shares tendered herewith and such holder(s) have not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” herein, or (b) if the ADSs are tendered for the account of an Eligible Institution. See Instruction 6.

2. Delivery of Letter of Transmittal and ADSs. This Letter of Transmittal is to be completed by ADS holders if ADRs are to be forwarded herewith. An Agent’s Message must be utilized if delivery of ADSs is to be made by book-entry transfer to an account maintained by the Receiving Agent at DTC pursuant to the procedures for book-entry transfer. ADRs evidencing ADSs or confirmation of any book-entry transfer into the Receiving Agent’s account at DTC of ADSs delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message and any other documents required by this Letter of Transmittal, must be delivered to the Receiving Agent at one of its addresses set forth herein prior to the Expiration Time, as may be extended. If ADRs are forwarded to the Receiving Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) must accompany each such delivery.

“Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Receiving Agent and forming a part of a book-entry confirmation stating that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the ADSs that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce that agreement against the participant.

The method of delivery of ADRs and all other required documents is at the election and sole risk of the tendering holders of ADSs, and delivery will be deemed made only when actually received by the Receiving Agent. If delivery is by mail, we recommend that you use registered mail with return receipt requested, properly insured, in time to be received on or prior to the Expiration Time. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Proration. If more than the Maximum Securities (as defined in the Offer to Purchase) are properly and timely tendered and not properly withdrawn prior to the Expiration Time, the Offerors will, upon the terms and subject to the conditions of the Offer, purchase up to the Maximum Securities on a pro rata basis (with adjustments to avoid purchases of fractional shares).

4. Inadequate Space. If the space provided herein is inadequate, the serial numbers of the ADRs, the total number of ADSs evidenced by such ADRs, the number of ADSs representing Class B Shares tendered and any other required information should be listed on a separate signed schedule attached hereto.

5. Partial Tenders. If fewer than all of the ADSs evidenced by ADRs delivered to the Receiving Agent are to be tendered, fill in the number of ADSs to be tendered in Box 1: “Number of ADSs To Be Tendered.” In such case, new ADRs evidencing the remainder of the ADSs will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in Box 3: “Special Delivery Instructions” on this Letter of Transmittal, as soon as practicable after the date on which such ADSs are purchased in the Offer. All the ADSs delivered to the Receiving Agent will be deemed to have been tendered unless otherwise indicated.

6. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the ADSs representing Class B Shares tendered hereby, the signature(s) must correspond to the name(s) as written on the face of the ADRs evidencing those ADSs without any alteration or change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.

If any of the ADSs tendered hereby is owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal. If any of the ADSs tendered in the Offer is registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of ADRs.

If this Letter of Transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Offerors of their authority to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs tendered hereby, the ADRs evidencing the ADSs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on such ADRs. Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.

7. Stock Transfer Taxes. The registered holder(s) of the ADSs listed and transmitted hereby must pay any stock transfer taxes (a) with respect to the transfer of ADSs and (b) if ADSs not tendered or purchased in the Offer are to be registered in the name of any person(s) other than the registered holder(s), with respect to the transfer to such person(s). Any such stock transfer taxes (whether imposed on the registered holder(s) or any other person(s)) will be deducted from the Offer Price, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as otherwise provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the ADSs listed and transmitted hereby.

8. Special Issuance and Delivery Instructions. If the payment for ADSs purchased in the Offer and/or ADRs evidencing ADSs not tendered or purchased in the Offer is or are to be issued in the name of a person other than the signatory of this Letter of Transmittal or if such payment is to be sent and/or such ADRs are to be returned to a person other than the signatory of this Letter of Transmittal or to an address other than that indicated in Box 1: “Description of ADSs To Be Tendered,” the appropriate Special Delivery Instructions (Box 3) and/or Special Issuance Instructions (Box 2) on this Letter of Transmittal should be completed.

9. Waiver of Conditions. The Offerors, in accordance with the terms set forth in the Offer to Purchase, have reserved the right to waive all or any of the Conditions to the Offer described in “The Offer—Section 14—Conditions to the Offer” in the Offer to Purchase, in whole or in part, prior to the Expiration Time, as may be extended.

10. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Information Agent at the addresses and telephone numbers set forth on the back cover of this Letter of Transmittal.

11. Holders of Class B Shares. This Letter of Transmittal cannot be used to tender Class B Shares, except insofar as rights to Class B Shares are represented by ADSs. If you hold Class B Shares the rights to which are not represented by ADSs, you can only tender such Class B Shares in the Offer by following the instructions in “The Offer—Section 3—Procedures for Tendering Securities” in the Offer to Purchase. Please refer to the Offer to Purchase for more information and contact the Information Agent with any questions.

12. Lost, Destroyed or Stolen ADRs. If any ADRs evidencing ADSs have been lost, destroyed, mutilated or stolen, the holder should complete and sign this Letter of Transmittal and return it to the Receiving Agent indicating the number of ADRs that have been lost, destroyed, mutilated or stolen in Box 1: “Description of ADSs To Be Tendered”, or call the Information Agent at (888) 750-5834 (Toll-Free), and banks and brokers at (212) 750-5833, for further instructions as to the steps that must be taken in order to replace the ADRs. This Letter of Transmittal and related documents cannot be processed, and the ADSs evidenced by such ADRs cannot be tendered, until the procedures for replacing lost or destroyed ADRs have been complied with.

13. U.S. Information Reporting and U.S. Backup Withholding. Payments made to holders of ADSs may be subject to U.S. information reporting and U.S. backup withholding of U.S. federal income tax, currently at a rate of twenty-eight percent (28%). Certain holders are not subject to these U.S. information reporting and U.S. backup withholding requirements. To avoid U.S. backup withholding, U.S. Holders (as defined in “The Offer—Section 5—Taxation” in the Offer to Purchase) that do not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9, certifying that the U.S. Holder is a U.S. person, that the taxpayer identification number provided is correct, and that the U.S. Holder is not subject to U.S. backup withholding. Failure to provide the correct information on the Form W-9 may subject the tendering U.S. Holder to a $50.00 penalty imposed by the IRS. Holders that are non-U.S. persons may be required to complete and submit an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS W-8 Form, signed under penalties of perjury, attesting to the holder’s foreign status. IRS forms may be obtained from the IRS website at www.irs.gov.

14. Withdrawal Rights. Tenders of ADSs made pursuant to the Offer may be withdrawn at any time prior to the Expiration Time, as may be extended.

To withdraw ADSs represented by an ADR, you must deliver, prior to the Expiration Time (as it may be extended from time to time), a written notice of withdrawal to the Receiving Agent at one of its addresses set forth on the back cover of the Offer to Purchase, or transmit by facsimile the notice of withdrawal to the Receiving Agent at 617-360-6810, while you have the right to withdraw the ADSs. The notice must specify the name of the person who tendered the ADSs to be withdrawn, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs, if different from that of the person who tendered such ADSs. In addition, if ADRs evidencing ADSs have been delivered to the Receiving Agent, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of ADRs tendered by an Eligible Institution) must be received by the Receiving Agent before the release of such ADRs. In addition, such notice must specify, in the case of ADSs tendered by delivery of ADRs, the serial number(s) shown on the particular ADRs evidencing the ADSs to be withdrawn. In the case of ADSs tendered by book-entry transfer, tendered ADSs may be withdrawn through the facilities of the Book-Entry Transfer Facility. If you tendered ADSs by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange to withdraw the ADSs. Withdrawals may not be rescinded, and ADSs withdrawn will thereafter be deemed not properly and timely tendered. However, withdrawn ADSs may be retendered at any time before the Expiration Time by again following any of the procedures described in “The Offer—Section 3—Procedures for Tendering Securities” in the Offer to Purchase.

15. No Guaranteed Delivery. The Offerors are not providing for a guaranteed delivery procedure; therefore, you may not accept the Offer by delivery of a notice of guaranteed delivery. The only method for accepting the Offer is the procedure described above and in “The Offer—Section 3—Procedures for Tendering Securities” in the Offer to Purchase.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Offerors, in their sole discretion, subject to applicable law, which determination shall be final and binding. None of the Offerors, the Receiving Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Important: This Letter of Transmittal, together with the ADRs, or an Agent’s Message (as defined in Instruction 2 herein), together with confirmation of book-entry transfer of ADSs through DTC, and all other required documents, must be received by the Receiving Agent prior to the Expiration Time, as may be extended.

The Information Agent
for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, NY 10022
ADS Holders Call Toll-Free: (888) 750-5834
Bankers and Brokers Call Collect: (212) 750-5833